SIMPSON THACHER & BARTLETT
                A Partnership which includes Professional Corporations
                                 425 Lexington Avenue
                               New York, New York 10017





            BY EDGAR TRANSMISSION                 July 1, 1994
            ---------------------


            RJR Nabisco Holdings Corp.
            1301 Avenue of the Americas
            New York, New York 10019

            Ladies & Gentlemen:

                    We have acted as your counsel in connection with the

            Registration Statement on Form S-8 (the "Registration

            Statement") of RJR Nabisco Holdings Corp., a Delaware

            corporation (the "Company"), which you intend to file with the

            Securities and Exchange Commission under the Securities Act of

            1933, as amended (the "Securities Act"), relating, among other things, to the acquisition by employees of the Company or one or more of its subsidiaries who are participants in the

            Savings and Investment Plan for Employees of R.J. Reynolds

            Tobacco Company in Puerto Rico (the "Plan") of up to 30,000

            shares (the "Shares") of common stock, par value $.01 per

            share (the "Common Stock"), of the Company.  We understand that the Plan provides that it will acquire Shares for

            distribution to its participants by means of purchases of

            Shares by the Trustee of the Plan at their then fair market value (i) in the open market, (ii) in privately negotiated transactions or (iii) at the option of the Company, from the

            Company.




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            RJR Nabisco Holdings Corp.   -2-                  July 1, 1994



                    We have examined an executed copy of the Registration

            Statement (including the exhibits thereto) and originals, or copies certified or otherwise identified to our satisfaction,

            of such documents and records of the Company and we have made such other and further investigations as we deemed necessary to enable us to express the opinions hereinafter set forth.

                    We hereby advise you that in our opinion, assuming

            effectiveness of the Registration Statement under the

            Securities Act:

                    If the Company exercises its option under the Plan to authorize the original issuance of Shares to the Trustee of the Plan, such originally issued Shares, when duly authorized, issued and sold as contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

                    A member of Simpson Thacher & Bartlett owns shares of

            Common Stock which represent less than 0.1% of the currently outstanding shares of Common Stock.

                    We are members of the Bar of the State of New York

            and we express no opinion herein other than with respect to the laws of the State of New York, the federal law of the

            United States of America and the Delaware General Corporation

            Law.

                    We hereby consent to the use of this opinion as an

            exhibit to the Registration Statement.

                                            Very truly yours,

                                            SIMPSON THACHER & BARTLETT